Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANT

I hereby consent to the incorporation by reference in the Registration Statements on Form 10-K (Commission File Number 000-31479) of my report dated July 22, 2002 on the financial statements for the period ended December 31, 2001, which appear in the Form 10-K.

/s/ George Brenner, C.P.A.
 George Brenner, C.P. A.